UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: July 27, 2017 (Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02	Amendment to Material Agreement.

As previously disclosed in a Form 8-K filed on May 11, 2017 and July 26, 2017 Oragenics, Inc. (the “Company”) entered into a securities purchase agreement on May 10, 2017 with three accredited investors, to purchase up to $3.0 million of Series A Convertible Preferred Stock (the “Preferred Stock Financing”). The sale of the Preferred Stock took place in two separate closings and at the first closing which occurred on May 10, 2017, the Company received gross proceeds of approximately $1.302 million. The second closing occurred on July 25, 2017. In addition, the Company issued warrants to purchase an aggregate of 4,621,037 shares of Common Stock at the first closing and an aggregate of 6,024,124 shares of Common Stock at the second closing (the “Original Warrants”).

Subsequently, on July 27, 2017, the Company and the investors entered into an agreement to amend the Original Warrants (the “Agreement to Amend Common Stock Warrants”) to provide notification and objection requirements with respect to the change of control provisions since the change of control provisions in the Original Warrants had previously caused the Original Warrants to be treated as a derivative liability as opposed to being treated as equity on the Company’s balance sheet. The Original Warrants have been replaced by amended and restated warrants containing such notification and objection requirements (the “Amended and Restated Common Stock Purchase Warrants”) so that the Amended and Restated Common Stock Purchase Warrants will be treated as equity on the Company’s balance sheet. A copy of the Agreement to Amend Common Stock Warrant is attached hereto as Exhibit 10.2 and is incorporated by reference herein. A copy of the form of the Amended and Restated Common Stock Purchase Warrant is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Transactions described in Item 1.02 of this Current Report on Form 8-K, which description is incorporated into this Item 3.02 by reference, on July 27, 2017, the Company offered and sold the securities to “accredited investors” as such term is defined in the Securities Act and in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws. The Amended and Restated Common Stock Purchase Warrants and the Common Stock issuable upon the exercise of the Amended and Restated Common Stock Purchase Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

Item 9.01	Financial Statements and Exhibits.

    (d) Exhibits

Exhibit No.	Description

4.1	Form of Amended and Restated Common Stock Purchase Warrant

10.1	Securities Purchase Agreement dated May 10, 2017 (incorporated by reference to Exhibit 10.1 of Form 8-K filed on May 11, 2017).

10.2	Agreement to Amend Common Stock Warrant dated July 27, 2017.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 1st day of August 2017.

ORAGENICS, INC.
(Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer